Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-259495 on Form S-1 of our report dated June 28, 2021, relating to the financial statements of Life Time Group Holdings, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

September 29, 2021